EXHIBIT 10.2

AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT TERM SHEET

This is an Amendment, dated and effective as of August 8, 2017 (the “Effective Date”), to the Executive Employment Term Sheet entered into effective as of January 1, 2015, and as further amended on November 7, 2016, by and between Global Indemnity Limited (“GBLI”) and Stephen Green (the “Agreement”):

WHEREAS, GBLI and Mr. Green wish to amend the Agreement to reflect the vesting, upon a change in control of GBLI, of unvested A ordinary shares of GBLI that Mr. Green holds or may receive in the future;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree to amend the Agreement, effective as of the Effective Date, as follows:

1.	Annual Bonus Opportunity & Components is hereby deleted and the following provision is substituted therefor:

ANNUAL BONUS OPPORTUNITY & COMPONENTS:

All bonus awards shall be in accordance with the Global Indemnity Limited Incentive Compensation Plan (partially represented below) as determined by GBLI’s Board of Directors (“Board”) in its sole discretion. The bonus will be composed of cash and restricted shares (which restrictions shall be determined by the Board in its sole discretion). The CEO of GBLI is afforded the discretion to adjust the actual bonus upwards or downwards, or to eliminate the Executive’s bonus in its entirety. All awards will be based on Global Indemnity Reinsurance Company, Ltd. results (premium, income, loss ratio and expense ratio).

•	Cash Component: Target at 50% of Annual Base Salary

•	Restricted Shares Component: Target at 50% of Annual Base Salary

•	50% of each Restricted Shares award will vest ratably over a three-year period. These Restricted Shares will vest:

•	16.5% on the first anniversary of the last day of a Bonus Year;

•	16.5% on the second anniversary of the last day of a Bonus Year; and

•	17.0% on the third anniversary of the last day of a Bonus Year.

•	The remaining 50% of the Restricted Shares award is subject to re-measurement of the GAAP Accident Year Combined Ratio, excluding corporate expenses by an independent actuary. To qualify for the award, the GAAP Accident Year Combined Ratio excluding corporate expenses cannot be greater than that was originally presented to and approved by the Board on or before March 1” of the original year. If the award is granted, it will vest on a date specified by the Board but no later than March 15th.

•	For purposes hereof, in the event Executive: resigns for any reason; is terminated for any reason, except for a Change in Control as defined herein; has informed GBLI that Executive intends to resign; or has been informed that GBLI intends to terminate Executive’s employment, except due to a Change in Control, all unvested Restricted Shares shall be automatically extinguished for all purposes (as if such shares had never been provisionally issued or granted) and shall no longer be eligible for vesting. Upon a Change in Control of GBLI, as defined herein, all unvested Restricted Shares ultimately vests. Change of Control means: (A) the acquisition of all or substantially all of the assets of GBLI by a “person” (as such term is defined in Section 3(a)(9) of the U.S. Securities Exchange Act of 1934 and such term is used in Section 13(d)(3) and 14(d)(2) of such Act) or a group of “persons” which is not an affiliate of Fox Paine & Company, LLC, the members thereof, or Fox Paine Capital Fund II, L.P. (an “Unaffiliated Person”), (B) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving GBLI after which the resulting entity is controlled by an Unaffiliated Person, or (C) the acquisition by an Unaffiliated Person of sufficient voting shares of GBLI to cause the election of a majority of the Company’s Board members.

•	The bonus is subject to Board discretion and approval. Adjustments to the Plan and Actual results are subject to Board discretion; those plans are based on Global Indemnity Reinsurance Company Ltd.’s plans solely.

2.	All other terms and conditions of the Agreement, as so amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Executive Employment Term Sheet as of the Effective Date.

GLOBAL INDEMNITY LIMITED

By:	/s/ Cynthia Y. Valko
Name: Cynthia Y. Valko
Title: Chief Executive Officer

By:	/s/ Stephen Green
Name: Stephen Green